SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2001

DIME COMMUNITY BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None

(Former name or former address, if changed since last report)

Items 1 through 8. Not Applicable.

Item 9. Regulation FD Disclosure.

On November 15, 2001, Dime Community Bancshares, Inc. held its Annual Shareholder Meeting. At the Annual Shareholder Meeting, during management's "State of the Company" financial presentation, management noted that the Company would be instituting a Small Business Banking Service in December 2001. This service has been designed to provide a range of small business banking services such as merchant processing, unlimited check writing and quarterly business tax payment remittances. The services will be offered to small businesses located in the neighborhoods surrounding our eighteen branch locations.

Management also noted that its debit Mastercard program, initiated in September 2000, is currently generating $225,000 in annual fee income. This level approximates the Company's target level of $250,000 at implementation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

By: ___________________________________________

Kenneth J. Mahon

Executive Vice President and Chief Financial Officer

Dated: November 16, 2001